EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

     We consent to the incorporation by reference in Registration Statements numbered 2-80776, 33-2139, 33-7901, 33-15062, 33-43635, 33-62799 and 33-59803 on
Form S-8 and Registration Statements numbered 33-49329, 333-2837 and 333-41793 on Form S-3 of Albertson's, Inc. and subsidiaries of our report dated March 18, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Albertson's, Inc. and subsidiaries for the year ended January 29, 1998.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP


Boise, Idaho
April 9, 1998